EXHIBIT 23.3

               CONSENT OF GRUBNER, KRAUSS, BARRISTERS & SOLICITORS

      The undersigned, Grubner, Krauss, Barristers & Solicitors, hereby consents to the use of our name and the use of our opinion for D.G. Jewellery of Canada Ltd. (the "Company") as filed with its Registration Statement on Form SB-2, and any amendments thereto.


                                        /s/ GRUBNER, KRAUSS
                                        ----------------------------------------
June 29, 1999                           Grubner, Krauss
                                        Barristers & Solicitors